UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013 (December 19, 2013)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 Nobel Drive, Suite #325,

San Diego, CA 92122

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2013, InfoSonics Corporation (the “Company”) received a letter from the Nasdaq Listing Qualifications Staff (the “Staff”) advising that the Staff had determined that: (i) the Company had not regained compliance with the $1.00 per share minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) as of December 9, 2013 (following the expiration of two 180-day periods in which to regain compliance previously provided by Nasdaq); and (ii) unless the Company requested an appeal of this determination by December 26, 2013, trading of the Company’s common stock would be suspended from The Nasdaq Capital Market at the opening of business on December 30, 2013 and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Delisting”). The Company intends to submit an oral hearing request on or before December 26, 2013 to the Nasdaq Hearings Panel (the “Panel”), which request will stay the Delisting.

At the Panel hearing regarding the Delisting, the Company will be required to present a plan to regain compliance with the minimum bid price requirement. The Company expects to present to the Panel a plan that includes a discussion of the reasons why the Company believes it can regain compliance, as well as confirm to the Panel that the Company is prepared to effectuate a reverse stock split in order to regain compliance if necessary. The Panel will rule on whether to grant the Company relief from the Delisting (including setting forth the specific requirements of any such relief) or go forward with the Delisting, following the hearing.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Panel will grant the Company any relief from the Delisting or whether the Company can agree to or ultimately meet the specific requirements of any such relief. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this report speak only as of the date of this report and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Vernon A. LoForti
Vernon A. LoForti
Date: December 23, 2013	Chief Financial Officer